UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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GANNETT CO., INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following correspondence was disseminated to Gannett Co., Inc. employees on May 10, 2019.

Dear Colleagues,

Gannett’s Annual Meeting on May 16, 2019 is fast approaching. As you are aware, our shareholders will make an important decision at this year’s meeting regarding the composition of the Gannett board that will shape the future of the company.

Many of you – as shareholders of Gannett – have likely already voted your shares. If so, we thank you for your support. If you have not yet voted, we encourage you to vote now by telephone or by Internet by following the simple instructions on the WHITE proxy cards or voting instruction forms you have received.

VOTING IS CLOSING VERY SOON. Please take note of the following important voting deadlines:

●	401(k) participants: If you hold shares in the Gannett 401(k) plan, your vote must be received by 11:59 p.m. ET on this upcoming Monday, May 13. If it arrives one minute later, it will not be counted.

●
Brokerage accounts: If you hold shares in a brokerage account, like Merrill Lynch, your vote must be received by 11:59 p.m. ET on Wednesday, May 15. You may also vote those shares in person at the Annual Meeting on May 16, but to do so requires additional paperwork that must be completed well in advance of the Annual Meeting. Specifically, you must obtain a valid legal proxy from the brokerage prior to the Annual Meeting and bring that to the meeting to be able to vote.

●
Registered holders: If you have shares registered in your name with our transfer agent, EQ, your vote must be received before the voting polls close during the Annual Meeting on May 16. You may also vote those shares in person at the Annual Meeting on May 16 if you present a valid form of identification.

Please remember that under no circumstances can you vote your 401(k) shares in person at the Annual Meeting. We strongly recommend that you vote all of your shares in each of your accounts on the WHITE proxy card or voting instruction form TODAY, whether or not you plan to attend the Annual Meeting.

Every vote is extremely important. Below is a refresher on how you can vote your shares so you can help ensure Gannett is best positioned for the future.

Shares Held in Gannett's 401(k) Plan

Participants in the company-sponsored 401(k) plan may have received WHITE voting instruction cards with respect to two separate funds in the 401(k). If you have accounts in each fund, each of your accounts has been assigned a unique control number, and as a result, you must vote the shares that are held in each account separately in order for all of your 401(k) shares to be voted. The 16-digit control number appears in a box on your 401(k) voting instruction form indicated by an arrow.

Please vote using each WHITE card that you receive for shares held through the 401(k) plan to ensure that all of your shares are voted. You need only vote with each unique control number on your WHITE cards once.

Other Shareholdings

If you hold Gannett shares in other accounts outside the Gannett 401(k) plan, you will also have received WHITE voting instruction forms or proxy cards from Gannett for those accounts. For example, if you own Gannett stock through a brokerage firm, Merrill Lynch, or through Gannett’s Dividend Reinvestment Plan, then you will have received WHITE voting instruction forms or proxy cards related to those holdings.

If you support the election of Gannett’s eight independent nominees to our board, only vote your shares associated with each control number on each of Gannett’s WHITE cards that you receive. You can simply discard MNG’s materials and any “blue” labeled cards. Any vote on MNG’s “blue” labeled card will revoke any earlier vote that you submitted on Gannett’s WHITE card for the same account.

Should you make a mistake with a vote on any of your accounts, you can vote again; only your most recent vote for each account will count.

How to Vote

At this point in time, when you vote, you can vote your shares for Gannett’s nominees by telephone or by Internet.
●	To vote by phone, find the control number on each WHITE card. Then dial the designated telephone number on that WHITE card and follow the instructions.
●
To vote online, locate the voting website address and unique control number on each WHITE card. Then go to the voting website address printed on that WHITE card. Enter your control number, and follow the instructions indicated on the site.

Employees with questions about how to vote may contact Erin Hopkins of Innisfree, our proxy solicitation firm, at a dedicated toll-free line: 877-456-3510.  (Mel Brandt of Innisfree will also assist, in the event Erin is not available.)  They stand ready to help with your last-minute voting questions during the following hours (all times ET):

●	Through 8 p.m. on Friday, May 10
●	9 a.m. to 5 p.m. on Saturday, May 11
●	9 a.m. to 8 p.m. on Monday, May 13

In the event that you need to call from out of the country, you may dial +1 412-232-3651.

I want to reiterate that your vote is important to the future of our company, no matter how few or how many shares you own.

I also want to thank you once again for your support and commitment during the past few months. The focus and engagement that you have demonstrated during this proxy contest has been reminder of the extraordinary privilege it is to be part of a great company like Gannett.

Sincerely,

Barbara Wall
Interim COO, Gannett